Term Sheet No. 2143 To underlying supplement No. 5 dated September 28, 2012, prospectus supplement dated September 28, 2012 and prospectus dated September 28, 2012	Registration Statement No. 333-184193 Dated August 13, 2014; Rule 433
Deutsche Bank AG
$    Tracker Notes Linked to a Basket of Two Indices due August 18*, 2034
General
•
The Tracker Notes (the “securities”) are linked to a basket of two indices and are designed for investors who seek a return at maturity that offers exposure to one times any increase or decrease in the level of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), and one times any increase or decrease in the level of the CBOE S&P 500® PutWrite T-W Index (the “PWT Index”). We refer to each of EMERALD and the PWT Index as a “Basket Component” and together the “Basket Components.” Consequently, you will have two times leveraged exposure to the Basket Components as a whole. The return of each Basket Component is reduced by its respective Adjustment Factor.

•
The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from but excluding the Trade Date to but excluding August 15*, 2034, subject to the deduction of an Investor Redemption Fee. The securities do not pay any coupons and investors should be willing to lose some or all of their initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable).

•	Deutsche Bank AG may, in its sole discretion, redeem the securities in whole but not in part for the Redemption Amount on any quarterly Issuer Redemption Date, commencing on August 18*, 2016.
•	Any payment on the securities is subject to the credit of the Issuer.
•	Senior unsecured obligations of Deutsche Bank AG due August 18*, 2034.
•	Minimum purchase of $1,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	The securities are expected to price on or about August 13*, 2014 (the “Trade Date”) and are expected to settle on or about August 18*, 2014 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of a basket consisting of two Basket Components as set forth below.
	Basket Component	Ticker Symbol	Basket Component Weighting	Initial Level†
	Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	100.00%
	CBOE S&P 500® PutWrite T-W Index (the “PWT Index”)	PWT	100.00%
	† The Initial Level for each Basket Component will be set on the Trade Date.
Redemption Amount:
(i) At maturity or upon the occurrence of a Redemption Trigger Event or an Issuer Early Redemption, you will receive a cash payment per $1,000 Face Amount of securities on the Maturity Date or the Early Redemption Payment Date, as applicable, calculated as follows:

$1,000 x	(	Final Basket Level	)
Initial Basket Level
(ii) Upon an Investor Early Redemption, you will receive a cash payment per $1,000 Face Amount of securities on the Early Redemption Payment Date, calculated as follows:
$1,000 x (	Final Basket Level	) x (1 – Investor Redemption Fee)
Initial Basket Level

Your investment will be fully exposed to one times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of the PWT Index. The securities offer two times leveraged participation in the performance of the Basket Components on a combined basis. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. The return of each Basket Component is reduced by its applicable Adjustment Factor regardless of whether such Basket Component increases or decreases. You will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable). Any payment at maturity or upon an early redemption is subject to the credit of the Issuer. In no event will the Redemption Amount be less than zero.

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-10 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Maximum Discounts and Commissions(1)	Minimum Proceeds to Us
Per Security	$1,000.00	$2.50	$997.50
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet. The securities will be sold with varying underwriting discounts and commission in an amount not to exceed $2.50 per $1,000 Face Amount of securities.
The agent for this offering is our affiliate. For more information see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities
August 13, 2014

(Key Terms continued from previous page)

Initial Basket Level:	100
Final Basket Level:	The Basket Level on the relevant Final Valuation Date
Basket Level:	The Basket Level on any trading day will be calculated as follows: 100 × (1 + EMERALD Performance + PWT Index Performance)
The EMERALD Performance and PWT Index Performance refer to the Performance of EMERALD and the PWT Index, respectively.
Performance:	The Performance of each Basket Component from its Initial Level to its Final Level will be calculated as follows:
(	Final Level	) x	Adjustment Factor – 1
Initial Level
Initial Level:	For each Basket Component, the closing level for such Basket Component on the Trade Date, as set forth in the table above
Final Level:	For each Basket Component, the closing level for such Basket Component on the relevant date of calculation
Adjustment Factors:	Basket Component	Adjustment Factor
	EMERALD	1 - (0.0065 x (Days/365))
	PWT Index	0.9975 - (0.0010 x (Days/365))
where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant day of calculation.
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding August 15*, 2034 is less than the Redemption Trigger Level. If a Redemption Trigger Event occurs, the securities will be redeemed by the Issuer on the Early Redemption Payment Date for the Redemption Amount calculated as of the relevant Final Valuation Date.

Redemption Trigger Level:	40
Investor Early Redemption:
You will have the right, on any day during the period from but excluding the Trade Date to but excluding August 15*, 2034, to cause us to redeem your securities, in whole or in part, for the Redemption Amount, by submitting a notice of your intention, indicating the aggregate Face Amount of securities to be redeemed (in integrals of the Face Amount), to your broker in accordance with your broker’s instructions.
An Investor Early Redemption shall become effective on the date on which such notice is actually received by the Issuer if such notice is received on a trading day at or before 11:00 a.m. New York City time, or the next trading day if such notice is not received on a trading day or is received after 11:00 a.m. New York City Time. In order to request that we redeem your securities on any Early Redemption Payment Date, you must also (i) instruct your DTC custodian with respect to the securities to book a delivery versus payment trade with respect to your securities on the relevant Final Valuation Date at a price equal to the applicable Redemption Amount, and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am., New York City time on the Early Redemption Payment Date.
Because the securities are represented by a global security, owned by The Depository Trust Company (“DTC”), you must instruct the broker or other direct or indirect participant through which you hold your securities to notify DTC of your desire to exercise the Investor Early Redemption right. You should consult the broker or other direct or indirect participant through which you hold your securities in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC.

Investor Redemption Fee:	0.50%
Issuer Early Redemption:
We may, in our sole discretion, redeem your securities in whole but not in part on the 18th of each February, May, August and November, commencing on August 18*, 2016 and ending on May 18*, 2034, (each, an “Issuer Redemption Date”) for the Redemption Amount. If we decide to redeem the securities, we will notify the trustee and DTC not less than five (5) business days prior to the applicable Issuer Redemption Date (the day we notify DTC, the “Redemption Notice Date”). If we redeem your securities, the Redemption Amount will be calculated on the relevant Final Valuation Date, which will be the Redemption Notice Date. If the Issuer Redemption Date is not a business day, the Issuer Redemption Date will be the first following day that is a business day, but no adjustment will be made to the Redemption Amount paid on such following business day.

Trade Date:	August 13*, 2014
Settlement Date:	August 18*, 2014
Final Valuation Date††:
In the case of redemption on the Maturity Date, the Final Valuation Date is August 15*, 2034.
In the case of redemption prior to the Maturity Date as a result of a Redemption Trigger Event, the Final Valuation Date is the trading day on which a Redemption Trigger Event first occurs.
In the case of redemption prior to the Maturity Date as a result of an Investor Early Redemption, the Final Valuation Date will be the trading day on which an Investor Early Redemption becomes effective.
In the case of redemption prior to the Maturity Date as a result of an Issuer Early Redemption, the Final Valuation Date will be the relevant Redemption Notice Date (or if the Redemption Notice Date is not a trading day, the trading day immediately following the Redemption Notice Date).

(Key Terms continued on next page)

(Key Terms continued from previous page)

Early Redemption Payment Date†††:
With respect to an early redemption, the third business day following the relevant Final Valuation Date, except in the case of redemption prior to the Maturity Date as a result of an Issuer Early Redemption, the Early Redemption Payment Date will be the relevant Issuer Redemption Date.

Maturity Date†††:	August 18*, 2034
CUSIP / ISIN:	25152RNT6 / US25152RNT67
* Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Issuer Redemption Dates, Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.
†† Subject to adjustment for non-trading days and certain Market Disruption Events as described under “General Terms of the Securities — Adjustments to Valuation Dates and Payment Dates” in this term sheet.
††† Subject to postponement as described under “General Terms of the Securities — Adjustments to Valuation Dates and Payment Dates” in this term sheet.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this term sheet together with underlying supplement No. 5 dated September 28, 2012, prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005094/crt-dp33101_424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in this term sheet and in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at.www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplements and this term sheet if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Components, payable at maturity or upon an early redemption. These examples illustrate that you will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable). Your investment will be fully exposed to one times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of the PWT Index. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 7,307 calendar days from the Trade Date to the Final Valuation Date. The actual Initial Levels for each Basket Component will be determined on the Trade Date. The actual amount payable at maturity or upon an early redemption will be the Redemption Amount, determined based on the performances of the Basket Components on the relevant Final Valuation Date. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Redemption Amount at Maturity

The following first four examples illustrate the hypothetical Redemption Amount per $1,000 Face Amount of securities payable at maturity. For purposes of this table and these examples, it is assumed that a Redemption Trigger Event, Issuer Early Redemption and Investor Early Redemption do not occur.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
Example 1: EMERALD	50.00%	30.48%
PWT Index	10.00%	7.52%
Final Basket Level		138.004
Redemption Amount		$1,380.04
Return on the Securities		38.00%

Example 2: EMERALD	3.00%	-10.40%
PWT Index	1.00%	-1.27%
Final Basket Level		88.323
Redemption Amount		$883.23
Return on the Securities		-11.68%

Example 3: EMERALD	-20.00%	-30.41%
PWT Index	5.00%	2.64%
Final Basket Level		72.226
Redemption Amount		$722.26
Return on the Securities		-27.77%

Example 4: EMERALD	-20.00%	-30.41%
PWT Index	-15.00%	-16.91%
Final Basket Level		52.676
Redemption Amount		$526.76
Return on the Securities		-47.32%

Example 1: EMERALD increases 50.00% and the PWT Index increases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. Assuming a period of 7,307 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 138.004, calculated as follows:

Final Basket Level	=	100 x (1 + EMERALD Performance + PWT Index Performance)

	=	100 x [1 + (150.00% x (1 – 0.0065 × 7,307/365) – 1) + (110.00% × (0.9975 – 0.0010 × 7,307/365) – 1)]

	=	138.004

Accordingly, you would receive a Redemption Amount of $1,380.04 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	138.004
				100
	=	$1,380.04

Example 2: EMERALD increases 3.00% and the PWT Index increases 1.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Level of each Basket Component is greater than its respective Initial Level, you would receive a Redemption Amount at maturity that is less than $1,000 per $1,000 Face Amount of securities because the increases in the Final Levels are not sufficient to offset the effect of the respective Adjustment Factors. Assuming a period of 7,307 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 88.323, calculated as follows:

Final Basket Level	=	100 x (1 + EMERALD Performance + PWT Index Performance)

	=	100 x [1 + (103.00% x (1 – 0.0065 × 7,307/365) – 1) + (101.00% × (0.9975 – 0.0010 × 7,307/365) – 1)]

	=	88.323

Accordingly, you would receive a Redemption Amount of $883.23 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	88.323
				100
	=	$883.23

Example 3: EMERALD decreases 20.00% and the PWT Index increases 5.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Level of the PWT Index is greater than its Initial Level, you would receive a Redemption Amount at maturity that is less than $1,000 per $1,000 Face Amount of securities because the increase in the level of the PWT Index is offset by the decrease in the level of EMERALD. Assuming a period of 7,307 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 72.226, calculated as follows:

Final Basket Level	=	100 x (1 + EMERALD Performance + PWT Index Performance)

	=	100 x [1 + (80.00% x (1 – 0.0065 × 7,307/365) – 1) + (105.00% × (0.9975 – 0.0010 × 7,307/365) – 1)]

	=	72.226

Accordingly, you would receive a Redemption Amount of $722.26 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	72.226
				100
	=	$722.26

Example 4: EMERALD decreases 20.00% and the PWT Index decreases 15.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, since the Final Level of each Basket Component is less than its respective Initial Level, you would receive a Redemption Amount that is significantly less than $1,000 per $1,000 Face Amount of securities. Assuming a period of 7,307 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 52.676, calculated as follows:

Final Basket Level	=	100 x (1 + EMERALD Performance + PWT Index Performance)

	=	100 x [1 + (80.00% x (1 – 0.0065 × 7,307/365) – 1) + (85.00% × (0.9975 – 0.0010 × 7,307/365) – 1)]

	=	52.676

Accordingly, you would receive a Redemption Amount of $526.76 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	52.676
				100
	=	$526.76

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities payable upon the occurrence of a Redemption Trigger Event. A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding August 15, 2034 is less than the Redemption Trigger Level of 40. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities.

The hypothetical Redemption Amount set forth below assumes (i) the Basket Level is greater than or equal to 40 on each trading day prior to October 10, 2014, (ii) a Redemption Trigger Event occurs on October 10, 2014, which is the Final Valuation Date, (iii) October 16, 2014 is the Early Redemption Payment Date, and (iv) a period of 58 calendar days from the Trade Date to the Final Valuation Date.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
EMERALD	-40.00%	-40.06%
PWT Index	-30.00%	-30.19%
Final Basket Level		29.752
Redemption Amount		$297.52
Return on the Securities		-70.25%

Example 5: On October 10, 2014, EMERALD decreases 40.00% and the PWT Index decreases 30.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date.  Assuming a period of 58 calendar days from the Trade Date to October 10, 2014, the Final Basket Level would be 29.752, calculated as follows:

Final Basket Level	=	100 x (1 + EMERALD Performance + PWT Index Performance)

=	100 x [1 + (60.00% x (1 – 0.0065 × 58/365) – 1) + (70.00% × (0.9975 – 0.0010 × 58/365) – 1)]

=	29.752

In this case, your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level of 40 on October 10, 2014. Accordingly, you would receive a Redemption Amount of $297.52 per $1,000 Face Amount of securities on the Early Redemption Payment Date, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	29.752
				100
	=	$297.52

Although the Redemption Trigger is 40, the Basket Level decreased significantly below 40 on October 10, 2014 when the Redemption Trigger Event occurs. As a result, you would lose more than 60% of your initial investment.

Redemption Amount upon an Investor Early Redemption

Investors will have the right to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from but excluding the Trade Date to but excluding August 15, 2034, subject to the deduction of an Investor Redemption Fee. The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities payable upon an Investor Early Redemption.

The hypothetical Redemption Amount set forth below assumes (i) an Investors Early Redemption becomes effective on August 14, 2015, which is the Final Valuation Date, (ii) August 19, 2015 is the Early Redemption Payment Date, and (iv) a period of 366 calendar days from the Trade Date to the Final Valuation Date.
	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
EMERALD	-20.00%	-20.52%
PWT Index	5.00%	4.63%
Final Basket Level		84.111
Redemption Amount		$836.90
Return on the Securities		-16.31%

Example 6: On August 14, 2015, EMERALD decreases 20.00% and the PWT Index increases 5.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. Assuming a period of 366 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 84.111, calculated as follows:

Final Basket Level	=	100 x (1 + EMERALD Performance + PWT Index Performance)

	=	100 x [1 + (80.00% x (1 – 0.0065 × 366/365) – 1) + (105.00% × (0.9975 – 0.0010 × 366/365) – 1)]

	=	84.111

Accordingly, you would receive a Redemption Amount of $836.90 per $1,000 Face Amount of securities on the Early Redemption Payment Date, calculated as follows, including a deduction of 0.50% of the Redemption Amount as a result of the Investor Redemption Fee. In this example, the Redemption Amount after the deduction of the Investor Redemption Fee is still greater than the Redemption Amount in Example 3 (where the securities are held to maturity), because the Adjustment Factors accrue over 366 days instead of 7,307 days.

Redemption Amount	=	$1,000	x	Final Basket Level	x (1 – Investor Redemption Fee)
				Initial Basket Level
	=	$1,000	x	84.111	x (1 – 0.50%)
				100
	=	$836.90

Redemption Amount upon an Issuer Early Redemption

The Issuer may, in its sole discretion, redeem the securities in whole but not in part for the Redemption Amount on any quarterly Issuer Redemption Date, commencing on August 18, 2016 and ending on May 18, 2034. Assuming the Issuer redeems the securities on the first Issuer Redemption Date (two years from the Settlement Date), and EMERALD decreases 20.00% and the PWT Index increases 5.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date, you would receive a Redemption Amount that is greater than the Redemption Amount in Example 3 (where the securities are held to maturity) because the Adjustment Factors accrue over 735 days instead of 7,307 days.

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns by offering exposure to one times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of the PWT Index. Consequently, you will have two times leveraged exposure to the Basket Components as a whole. The return of each Basket Component is reduced by its applicable Adjustment Factor. Any payment on the securities is subject to our ability to satisfy our obligations as they become due.

•
ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer two times leveraged participation in the performance of the Basket Components on a combined basis. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. Any negative performance of the PWT Index, when combined with any negative performance of EMERALD in calculating the Redemption Amount, will result in an accelerated loss on your investment. Your payment at maturity or upon an early redemption will be further reduced by the applicable Adjustment Factor of each Basket Component and the Investor Redemption Fee (in the case of an Investor Early Redemption). You may lose some or all of your investment in the securities if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and the deduction of the Investor Redemption Fee (if applicable).

•
THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the relevant Final Valuation Date, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the relevant Final Valuation Date is greater than, equal to or less than its Initial Level. Any payment on the securities is subject to our ability to satisfy our obligations as they become due.

•
POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO THE REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the Redemption Amount payable on the Early Redemption Payment Date based on the Final Basket Level on the relevant Final Valuation Date, even if the levels of the Basket Components subsequently increase. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any subsequent increase in the levels of the Basket Components that may occur after the Final Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

•
INVESTOR EARLY REDEMPTION RIGHT — You will have the right to cause us to redeem the securities in whole or in part for the Redemption Amount, on any trading day from but excluding the Trade Date to but excluding August 15, 2034, subject to the deduction of an Investor Early Redemption fee of 0.50% of the Redemption Amount.

•	RETURN LINKED TO THE PERFORMANCE OF TWO INDICES — The return on the securities, which may be positive, zero or negative, is fully exposed to the performance of EMERALD and the PWT Index.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S.

dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 dated September 28, 2012.

CBOE S&P 500® PutWrite T-W Index (PWT Index)

The CBOE S&P 500® PutWrite T-W Index (the “PWT Index”) tracks the notional value of a passive investment strategy (“PWT Strategy”) which consists of overlaying CBOE S&P 500® short put options (“SPX Puts”) over a money market account invested in one- and three-month Treasury bills. As explained in more detail below, the SPX Puts are struck at-the-money and are sold on a monthly basis. The PWT Strategy is based on the historical observation that SPX Puts are generally overpriced relative to the realized movements of the S&P 500® Index and that the premium collected by the consistent sale of the at-the-money SPX Puts more than compensates over time for the loss of upside exposure to the S&P 500® Index.  By implementing the PWT Strategy, the PWT Index seeks to offer higher long-term total returns with less volatility than a hypothetical direct investment in the S&P 500® Index. The PWT Index is calculated in the same manner as the CBOE S&P 500® PutWrite Index (the “PUT Index”), except on each Roll Date (as defined below) the SPX Puts are deemed to be sold at a price equal to the time-weighted average of the reported bid prices of the selected SPX Puts beginning at 11:30 a.m. EST and ending at 12:00 p.m. EST, instead of the volume-weighted average of the traded prices of the selected SPX Puts between 11:30 a.m. EST and 12:00 p.m. EST. Publication of the PWT Index began on July 3, 2014. This section is only a summary of the CBOE S&P 500® PutWrite T-W Index. For additional information on the CBOE S&P 500® PutWrite T-W Index, please see the section entitled “CBOE S&P 500® PutWrite T-W Index” below.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the components of the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to one times any increase or decrease in the level of EMERALD and one times any increase or decrease in the level of the PWT Index. Because the securities provide leveraged exposure to the Basket Components on a combined basis, your investment will be fully exposed to any decrease in the Basket Components, resulting in a two times leveraged loss on your investment. The Basket Level could decrease very rapidly if the levels of both of the Basket Components decrease simultaneously. In addition, the Adjustment Factors and the Investor Redemption Fee (if applicable) will reduce the Redemption Amount payable in respect of the securities, regardless of whether the performance of any Basket Component is positive, zero or negative. Even if the Basket does not decline, you will lose some or all of your initial investment if the levels of the Basket Components as a whole do not increase sufficiently to offset the effect of the applicable Adjustment Factors and the Investor Redemption Fee (if applicable).

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If the Basket Level is less than the Redemption Trigger Level on any trading day from but excluding the Trade Date to but excluding August 15, 2034, a Redemption Trigger Event has occurred. Upon the occurrence of a Redemption Trigger Event, we will redeem the securities on the Early Redemption Payment Date for the Redemption Amount calculated using the Final Basket Level on the relevant Final Valuation Date. Such

Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any subsequent increase in the levels of the Basket Components that may occur after the relevant Final Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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WE MAY REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE ON ANY QUARTERLY ISSUER REDEMPTION DATE, COMMENCING ON AUGUST 18, 2016 — We may, in our sole discretion, redeem the securities, in whole, but not in part, on any quarterly Issuer Redemption Date commencing on August 18, 2016 and ending on May 18, 2034. Because the securities could be redeemed by the Issuer as early as August 18, 2016 (approximately two years after the Settlement Date), the term of your investment could be as short as two years. If we redeem the securities, you may not be able to reinvest your funds in another investment that provides a similar return with a similar level of risk.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON AN EARLY REDEMPTION, AND THE DEDUCTION OF AN INVESTOR EARLY REDEMPTION FEE REDUCES THE PAYMENT UPON AN INVESTOR EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Component. The Adjustment Factor for EMERALD reduces the performance of EMERALD by approximately 65 basis points (0.65%) each year the securities remain outstanding. The Adjustment Factor for the PWT Index reduces the performance of the PWT Index by approximately 25 basis points (0.25%) regardless of how long the securities remain outstanding and an additional 10 basis points (0.10%) each year the securities remain outstanding. The dollar amount by which the Adjustment Factors reduce the Redemption Amount increases as the Final Levels of the Basket Components increase relative to the relevant Initial Levels. The Adjustment Factor of each Basket Component is applied to the Final Level of such Basket Component on the relevant Final Valuation Date, and will reduce the return on the securities regardless of whether or not the Final Level of such Basket Component is greater than, equal to or less than its Initial Level.

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THE DEDUCTION OF AN INVESTOR EARLY REDEMPTION FEE REDUCES THE PAYMENT UPON AN INVESTOR EARLY REDEMPTION — When you cause us to redeem your securities prior to maturity, you will be charged an Investor Redemption Fee of 0.50% of the Redemption Amount. The Investor Redemption Fee is irrespective of, and in addition to, the Adjustment Factors. Upon an Investor Early Redemption, you will receive less than your original investment unless the Redemption Amount, after taking into account the Adjustment Factors and the Investor Redemption Fee, is equal to or greater than $1,000 per $1,000 Face Amount of securities.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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THE SECURITIES ARE SUBJECT TO OUR CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the securities and you could lose your entire investment.

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THE CORRELATION BETWEEN THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased positive correlation between the Basket Components, in particular when one Basket Component decreases. The value of the securities may also be adversely affected by increased negative correlation between the Basket Components, meaning the positive performance of one Basket Component could be entirely offset by the negative performance of the other Basket Component.

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EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. The level of EMERALD will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decrease if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that the level of EMERALD will increase during the term of the securities. EMERALD employs the methodology described in the accompanying underlying supplement No. 5 to implement its strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500®. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof. Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period. The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day. The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry. The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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PWT INDEX STRATEGY RISK — The PWT Strategy is based on the historical observation that SPX Puts are generally overpriced relative to the realized movements of the S&P 500® Index and that the premium collected by the consistent sale of the at-the-money SPX Puts more than compensates over time for losing upside exposure to the S&P 500® Index.  By implementing the PWT Strategy, the PWT Index seeks to offer higher long-term total returns with less volatility than a hypothetical direct investment in the S&P 500® Index. The amount of premium collected by the sale of at-the-money SPX Puts will depend upon, among other factors, the expected volatility of the S&P 500® Index and the time to the next Roll Date of the SPX Puts. There is no assurance that the premium collected by the consistent sale of at-the-money SPX Puts will fully compensate you for losing upside exposure to the S&P 500® Index. If the PWT Strategy is not successful, your return on the securities may be adversely affected.

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BECAUSE THE PWT INDEX REFLECTS A PUT STRATEGY, YOU WILL NOT PARTICIPATE IN ANY INCREASES IN THE LEVEL OF THE S&P 500® INDEX — The PWT Index tracks the notional value of a passive investment strategy which consists of hypothetically selling a sequence of one-month at-the-money SPX Puts and investing the put premium at one- and three-month Treasury bill rates. However, by selling at-the-money SPX Puts, the PWT Index fully exposes you to any decreases in the level of the S&P 500® Index below the strike price of the SPX Puts while offering you no upside exposure. Thus, the increase in the level of the PWT Index is limited to the put premiums and the returns at the applicable Treasury bill rate(s) and you will not participate in any increases in the level of the S&P 500® Index.

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YOU ARE EXPOSED TO DECLINES IN TREASURY BILL RATES AND THE LEVEL OF THE S&P 500® INDEX — The PWT Strategy consists of hypothetically selling a sequence of one-month at-the-money SPX Puts and investing the put premium at one- and three-month Treasury bill rates. Accordingly, declines in the Treasury bill rates would adversely affect the level of the PWT Index and your return on the securities. In addition, any declines in the level of the S&P 500® Index below the strike price of the SPX Puts would negatively affect the value of the sold SPX Puts positions and therefore would adversely affect the level of the PWT Index and your return on the securities.

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THE PWT INDEX IS NOT CALCULATED IN THE SAME MANNER AS THE PUT INDEX AND IS EXPECTED TO UNDERPERFORM THE PUT INDEX MOST OF THE TIME — The PWT Index is calculated, maintained and published by the CBOE starting from July 3, 2014 (the “Live Date”) using the same index methodology as the PUT Index, except on each Roll Date the SPX Puts are deemed to be sold at a price equal to the time-weighted average of the reported bid prices of the selected SPX Puts beginning at 11:30 a.m. EST and ending at 12:00 p.m. EST, instead of the volume-weighted average of the traded prices of the selected SPX Puts between 11:30 a.m. EST and 12:00 p.m. EST. The value of the PWT Index on the Live Date is deemed to be equal to the value of the PUT Index on the Live Date. However, because the bid prices of the SPX Puts are generally lower than the traded prices of the same SPX Puts, the PWT Index is expected to underperform the PUT Index most of the time after the Live Date. The degree of the underperformance will be dependent upon the size of the bid/ask spread and the liquidity of the SPX Puts between 11:30 a.m. EST and 12:00 p.m. EST on each trading day. Larger bid/ask spreads or lack of liquidity of the SPX Puts could adversely affect the level of the PWT Index. The CBOE has not calculated a separate series of historical values for the PWT Index prior to July 3, 2014. Therefore, the historical closing levels for the PWT Index prior to July 3, 2014 shown in the “Historical Information” section below are the historical closing levels of the PUT Index and not the retrospectively calculated historical closing levels of the PWT Index. Therefore, the historical closing levels of the PUT Index prior to July 3, 2014 below should not be assumed to represent the performance of the PWT Index prior to July 3, 2014 had the PWT Index existed.

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THE BASKET COMPONENTS HAVE LIMITED PERFORMANCE HISTORY —Calculation of EMERALD began on October 12, 2009 and calculation of the PWT Index began on July 3, 2014. Therefore the Basket Components have limited performance history and no actual investment which allowed tracking of the performance of the Basket Components was possible before EMERALD’s inception date and the PWT Index’s Live Date. Furthermore, no actual investment which allowed a tracking of the performance of EMERALD or the PWT Index was possible at any time prior to October 12, 2009 or July 3, 2014, respectively.

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PAST PERFORMANCE OF THE BASKET COMPONENTS IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Basket Components over the term of the securities may bear little relation to the historical closing levels of such Basket Components and may bear little relation to the hypothetical return examples set forth elsewhere in this term sheet. We cannot predict the future performance of the Basket Components or whether the performance of the Basket will result in the return of any of your investment.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Redemption Amount described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities decreases.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you. We or our affiliates intend to act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade or sell your securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the securities. If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market for the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time remaining to the maturity of the securities;

•	the composition of the Basket Components;

•	the monetary policies of the Federal Reserve Board and other central banks of various countries;

•	the levels and volatility of the S&P 500® Index;

•	the equity markets generally and any stock prices and dividend rates reflected in the Basket Components;

•	interest rates and yields in the market generally;

•	supply and demand for the securities;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Basket Components or markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates expect to hedge our exposure from the securities by entering into derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a positive return on your investment in the securities. Such trading and hedging activities may also cause the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities. Furthermore, because Deutsche Bank Securities Inc. (“DBSI”) or its affiliates expects to conduct trading and hedging activities for us in connection with the securities, DBSI or its affiliates will likely profit in connection with such trading and hedging activities. You should be aware that the potential to earn a profit in connection with hedging activities may create an incentive for DBSI to sell the securities to you.

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WE, OUR AFFILIATES OR OUR AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD ADVERSELY AFFECT THE LEVELS OF THE BASKET COMPONENTS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — We, our affiliates or our agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Basket Components to which the securities are linked.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER, THE CALCULATION AGENT AND THE SPONSOR OF EMERALD ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of EMERALD. We, as the Calculation Agent, will maintain some discretion in making decisions relating to the securities, including whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Component. If a Market Disruption Event occurs on the Final Valuation Date, the Calculation Agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the closing level of the disrupted Basket Component. As the Index Sponsor, we carry out calculations necessary to promulgate EMERALD, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate EMERALD in the event the regular means of determining EMERALD are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the level of EMERALD. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of EMERALD may affect the payment you receive at maturity or upon an early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred and all values and levels required to be determined for the purposes of the securities on any relevant date or time. There can be no assurance that any determinations made by the Calculation Agent will not adversely affect the value of the securities. Because determinations by Deutsche Bank AG as the Calculation Agent for the securities may adversely affect the securities, potential conflicts of interest exist between Deutsche Bank AG and you, as a holder of the securities.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — As of the date of this term sheet, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the

IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The CBOE S&P 500® PutWrite T-W Index

We have derived all information regarding the CBOE S&P 500® PutWrite T-W Index (the “PWT Index”), including, without limitation, its make-up, method of calculation and changes in its components, from the Chicago Board Options Exchange, Incorporated (the “CBOE”). Such information reflects the policies of, and is subject to change by, the CBOE. The PWT Index is calculated in the same manner as the CBOE S&P 500® PutWrite Index (the “PUT Index”), except on each Roll Date (as defined below) the SPX Puts (as defined below) are deemed to be sold at a price equal to the time-weighted average of the reported bid prices of the selected SPX Puts beginning at 11:30 a.m. EST and ending at 12:00 p.m. EST, instead of the volume-weighted average of the traded prices of the selected SPX Puts between 11:30 a.m. EST and 12:00 p.m. EST.

The PWT Index is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue publication of, the PWT Index.

The PWT Index is reported by Bloomberg L.P. under the ticker symbol “PWT.”

General

The PWT Index tracks the notional value of a passive investment strategy (“PWT Strategy”) which consists of overlaying CBOE S&P 500® short put options (“SPX Puts”) over a money market account invested in one- and three-month Treasury bills. As explained in more detail below, the SPX Puts are struck at-the-money and are sold on a monthly basis, usually on the 3rd Friday of each month (the “Roll Date”). If the 3rd Friday is an exchange holiday, the Roll Date will be the previous business day. The Roll Date matches the date on which the SPX Puts expire.

The PWT Strategy is based on the historical observation that SPX Puts are generally overpriced relative to the realized movements of the S&P 500® Index and that the premium collected by the consistent sale of the at-the-money SPX Puts more than compensates over time for the loss of upside exposure to the S&P 500® Index. By implementing the PWT Strategy, the PWT Index seeks to offer higher long-term total returns with less volatility than a hypothetical direct investment in the S&P 500® Index.

The base date of the PWT Index is June 1, 1988, when its value was 100. The CBOE has not calculated a separate series of historical values for the PWT Index prior to July 3, 2014 (the “Live Date”). Rather, it has considered the historical values for the PWT Index prior to July 3, 2014 to the same as the PUT Index values. The value of the PWT Index on the Live Date is deemed to be equal to the value of the PUT Index on the Live Date.

Roll Date Transactions

At each Roll Date, any settlement loss from the expiring SPX Puts is financed by the Treasury bill accounts and a new batch of at-the-money SPX Puts is sold. The revenue from the sale of the new batch of at-the-money SPX Puts is added to the Treasury bill account. The three-month Treasury bills are deemed to mature when the SPX Puts on the quarterly cycle months  (i.e., March, June, September and December) are sold in February, May, August and November. The total notional cash available is then reinvested at the current three-month Treasury bill rate. In non-quarterly cycle months, the revenue from the sale of the SPX Puts is invested separately at the one-month Treasury bill rate.

Number of SPX Puts Sold

The number of SPX Puts sold is chosen to ensure full collateralization. This means that at the expiration of the SPX Puts, the total notional value of the Treasury bill investment(s) must be equal to the maximum possible loss from final settlement of the SPX Puts, or N*K where N is the number of SPX Puts sold and K is the at-the-money strike price.

Selection of the “At-The-Money” Strike Price

The strike price of the new SPX Puts that are sold is the strike price of listed SPX Puts that is closest to but not greater than the last value of the S&P 500® Index reported before 11:00 a.m. EST. For example, if the last S&P 500® Index value reported before 11:00 a.m. EST is 1,233.10 and the closest listed SPX put strike price below 1,233.10 is 1,230 then the SPX Puts are sold at a strike of 1,230.

Sale Price of Put Options

The new SPX Puts are deemed to be sold at the Ptwap, a price equal to the time-weighted average of reported bid prices of the selected SPX Puts beginning at 11:30 a.m. EST and ending at 12:00 p.m. EST, calculated by weighting each best bid price by its lifespan within the measurement period. The source of the prices used in the calculation of the Ptwap is the CBOE’s Market Data Retrieval (“MDR”) System.

Final Settlement Price of Expiring SPX Puts

At expiration, the SPX Puts are settled to a Special Opening Quotation (or “SOQ,” ticker “SET”) of the S&P 500® Index. The SOQ is a special calculation of the S&P 500® Index that is compiled from the opening prices of component stocks underlying the S&P 500® Index. The SOQ calculation is performed when all the stocks underlying the S&P 500® Index have opened for trading, and is usually determined before 11:00 a.m. EST. The final settlement price of the expiring SPX Puts is equal to max[0, K-SOQ] (i.e., the greater of 0 and the difference between the SPX Puts strike price and the SOQ).

Calculation of the PWT Index

The CBOE calculates the value of the PWT Index every 15 seconds on each business day. On any given day, the PWT Index represents the mark-to-market value of the notional amount invested in the PWT Strategy.

At the close of every business day, the value of the PWT Index is equal to the value of the Treasury bill account less the mark-to-market value of the SPX Puts:

where Mt is the total Treasury bill balance at the close of date t, Nlast is the number of SPX Puts sold at the last Roll Date, and Pt is the arithmetic average of the last bid and ask prices of the SPX Puts reported before 4:00 p.m. EST on date t.

On all days but Roll Dates, the Treasury bill balance is obtained by compounding the one- and three-month Treasury balances at the previous business close at their respective daily rates.

where i = 1 and 3 for one- and three-month Treasury bills, respectively, and is the corresponding Treasury bill rate from the previous business close to the current close. The Treasury bill rates between two Roll Dates (R1 and R3) are obtained by compounding the daily rates.

On every quarterly cycle month Roll Date, the Treasury bills are deemed to mature, the notional cash is used to pay for final settlement of the SPX Puts if they expire in-the-money, and new SPX Puts are sold. The net notional cash balance available for reinvestment is:

where Kold is the strike price of the SPX Puts sold at the previous Roll Date, SOQt is the final settlement price on Roll Date t, Nnew is the number of new SPX Puts sold and Ptwap is the time-weighted average price at which the new SPX Puts are deemed to be sold. This balance is reinvested at the three-month Treasury bill rate. Hence, in the month following a quarterly cycle month Roll Date, the one-month Treasury balance is zero.

The number of new SPX Puts sold on any Roll Date t is set such that the Treasury balance at the next Roll Date covers the maximum put settlement loss. The maximum put settlement loss at the next Roll Date is equal to the product of the number of new SPX Puts sold and the strike price at which such new SPX Puts are sold. The Treasury balance at the next Roll Date is equal to the Treasury balance on the current Roll Date t plus the total premium collected by the sale of the new SPX Puts, adjusted by compounding the relevant daily Treasury bill rates.

for quarterly cycle month Roll Dates:

for non-quarterly cycle month Roll Dates:

where Knew is the strike price at which the new SPX Puts are sold, and R1 and R3 are the one- and three- month Treasury bill rates to the next Roll Date.

Historical Information

EMERALD

The following graph sets forth the retrospective and historical performance of EMERALD based on its daily closing levels from October 12, 2009 through August 6, 2014. EMERALD has existed only since October 12, 2009 and publication of EMERALD began on October 12, 2009. The closing level of EMERALD on August 6, 2014 was 219.70. The historical closing levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Level of EMERALD on the relevant Final Valuation Date. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment. We obtained the historical closing levels of EMERALD from Bloomberg, and we have not participated in the preparation of, or verified, such information.

The PWT Index

The first graph below sets forth the historical performance of the PUT Index based on its daily closing levels from August 6, 2004 through August 6, 2014. The second graph below sets forth the historical performance of both the PWT Index and the PUT Index based on their respective closing levels from July 3, 2014 through August 6, 2014. The PWT Index has existed only since July 3, 2014 and publication of the PWT Index began on July 3, 2014. The value of the PWT Index on July 3, 2014 is deemed to be equal to the value of the PUT Index on July 3, 2014. The historical performance data below from July 3, 2014 through August 6, 2014 represent the actual performance of the PWT Index. The closing level of the PUT Index on August 6, 2014 was 1,435.42 and the closing level of the PWT Index on August 6, 2014 was 1,435.14.

All prospective investors should be aware that because the PWT Index is calculated using the time-weighted average of the reported bid prices of the selected SPX Puts instead of the volume-weighted average of the traded prices of the selected SPX Puts used by the PUT Index, the PWT Index is not calculated in the same manner as the PUT Index. By using the bid prices instead of the traded prices of the SPX Puts, the PWT Index is expected to underperform the PUT Index most of the time after July 3, 2014. The CBOE has not calculated a separate series of historical values for the PWT Index prior to July 3, 2014. Therefore, the historical closing levels of the PUT Index used prior to July 3, 2014 below should not be assumed to represent the performance of the PWT Index prior to July 3, 2014 had the PWT Index existed.

The historical closing levels of the PWT Index or the PUT Index should not be taken as an indication of future performance of the PWT Index, and no assurance can be given as to the Final Level of the PWT Index on the relevant Final Valuation Date. We cannot give you assurance that the performance of the PWT Index will result in the return of any portion of your initial investment. We obtained the historical closing levels of the PWT Index and the PUT Index from Bloomberg, and we have not participated in the preparation of, or verified, such information.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are linked to a basket of two indices and are designed for investors who seek a return at maturity that offers exposure to one times any increase or decrease in the level of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), and one times any increase or decrease in the level of the CBOE S&P 500® PutWrite T-W Index (the “PWT Index”). We refer to each of EMERALD and the PWT Index as a “Basket Component and together the “Basket Components.”

The securities are included in our Series A global notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar. In addition, the trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Adjustments to Valuation Dates and Payment Dates

If (i) the relevant Final Valuation Date is not a trading day with respect to any Basket Component or (ii) a Market Disruption Event for any Basket Component occurs or is continuing on the relevant Final Valuation Date, then the Final Valuation Date for such disrupted Basket Component will be postponed to the immediately succeeding trading day on which no Market Disruption Event for such Basket Component occurs or is continuing. The Final Valuation Date for any such Basket Component will not be postponed later than the fifth scheduled trading day after the date originally scheduled for such Final Valuation Date (the “Fifth Day”). If the relevant Final Valuation Date is postponed to the Fifth Day and (i) the Fifth Day is not a trading day with respect to such Basket Component or (ii) a Market Disruption Event for such Basket Component occurs or is continuing on the Fifth Day, then, on the Fifth Day the closing level of such Basket Component will be determined by the Calculation Agent in good faith and in a commercially reasonable manner. The closing level for a Basket Component not disrupted on the original Final Valuation Date will be determined on the originally scheduled Final Valuation Date.

If the Maturity Date is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a Market Disruption Event, a non-trading day or otherwise, the relevant Final Valuation Date for any Basket Component is postponed, the Maturity Date or the Early Redemption Payment Date, as applicable, will be postponed in order to maintain the same number of business days that had originally been scheduled between such postponed Final Valuation Date and the Maturity Date or Early Redemption Payment Date, as applicable.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Component (or any Successor Index (as defined below)) separately, any day other than a day on which (i)(A) trading is not generally conducted on the Relevant Exchange for such Basket Component (or any Successor Index), notwithstanding any such Relevant Exchange closing prior to its scheduled closing time or (B) the level for such Basket Component (or any Successor Index) is not published by its sponsor and (ii) the Calculation Agent determines in its sole discretion that such non-trading or non-publication materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

Market Disruption Events

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)” in the accompanying underlying supplement No. 5 materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

With respect to the PWT Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•
the number of SPX Puts or any additional futures contract or options contract relating to the S&P 500® Index traded on a Relevant Exchange is materially reduced or the liquidity in SPX Puts or any additional futures contract or options contract relating to the S&P 500® Index is otherwise reduced for any reason;

•
the failure of trading to commence, or the permanent discontinuation of trading, in SPX Puts or any additional futures contract or options contract relating to the S&P 500® Index on a Relevant Exchange or the disappearance of the S&P 500® Index;

•	a limitation is imposed on trading (i) in SPX Puts, (ii) on a Relevant Exchange or (iii) in any additional futures contract or options contract relating to the S&P 500® Index on a Relevant Exchange;

•	the suspension of trading in SPX Puts or in any additional futures contract or options contract relating to the S&P 500® Index on a Relevant Exchange; or

•	failure by a Relevant Exchange or other price source to announce or publish the final settlement price of any SPX Put.

“Relevant Exchange(s)” means, for each Basket Component (or Successor Index), the primary organized exchange or market of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Component (or such Successor Index) or (ii) any futures or options contract or fund related to such Basket Component (or such Successor Index). With respect to the PWT Index, a Relevant Exchange shall also be deemed to include any exchange, trading system or quotation system on which any futures contracts or option contracts relating to the S&P 500® Index are traded.

Discontinuation of a Basket Component; Alteration of Method of Calculation

If the sponsor of a Basket Component discontinues publication of such Basket Component and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Basket Component (such index being referred to herein as a “Successor Index”), then any closing level of such Basket Component on any trading day following the publication of such Successor Index will be determined by reference to the official closing level of such Successor Index on which a level for such Basket Component must be taken for the purposes of the securities, including any Final Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor of a Basket Component discontinues publication of such Basket Component prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the Calculation Agent will determine the closing level of such Basket Component for such Relevant Date and (b) the level of such Basket Component, if applicable, at any time on such Relevant Date will be deemed to equal the closing level of such Basket Component on that Relevant Date, as determined by the Calculation Agent. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Component or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently composing such Basket Component or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Component or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Component or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Component or a Successor Index is in any other way modified so that the level of such Basket Component or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Component or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Component or Successor Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Component or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Component or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Component or Successor Index is modified so that the level of such Basket Component or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Component or Successor Index), then the Calculation Agent will adjust such Basket Component or Successor Index in order to arrive at a level of such Basket Component or Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch (the “Calculation Agent”). As Calculation Agent, Deutsche Bank AG, London Branch will determine, among other things, all values and levels required for the purposes of the securities on any relevant date or time applicable to the securities. In addition, the Calculation Agent will determine whether a Redemption Trigger Event has occurred, whether there has been a Market Disruption Event or a discontinuation of a Basket Component and whether there has been a material change in the method of calculating a Basket Component.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an early redemption on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Early Redemption Payment Date, as applicable.

All calculations with respect to the closing levels of the Basket Components and the Basket Level will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all U.S. dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon an early redemption will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all U.S. dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities – Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities – Modification of an Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you acquire your securities for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this term sheet, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on prevailing market conditions, it is more likely than not that the securities will be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Our special tax counsel has advised, that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

You should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including at maturity or upon early redemption). Upon a taxable disposition of a security, you should recognize gain or loss equal to the difference between the amount you realize and the amount you paid to acquire the security. Generally, your gain or loss should be capital gain or loss, and should be short-term capital gain or loss unless you have held the security for more than one year, in which case your gain or loss should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss upon its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, rebalancing, reconstitution, change in methodology of, or substitution of a successor to, a Basket Component or an index constituent could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, over the term of the securities, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

If a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8 appropriate to your circumstances and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

Payments received in respect of your securities may be subject to information reporting unless you qualify for an exemption. These payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information and otherwise satisfy the requirements to establish that you are not subject to backup withholding. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income.  If the securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest and any payment made after December 31, 2016 of gross proceeds of the sale or exchange (including retirement) of the securities.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The issue price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or their components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment at maturity or upon an early redemption. Similarly, the unwinding of our or our affiliates’ hedges near or on a Final Valuation Date could decrease the closing levels of the Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or instruments whose value is derived from the Basket Components or its components. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Deutsche Bank AG and DBSI, as agent (the “Agent”), the Agent will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the term sheet. The Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the term sheet.

The Agent will pay custodial fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 Face Amount. Deutsche Bank AG will reimburse the Agent for such fees. After the initial offering of the securities, the Agent may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

The Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agent or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the Agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. The Agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The Agent is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the term sheet is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.